Exhibit 10.7
STOCK VESTING AGREEMENT

THIS STOCK VESTING AGREEMENT (“Agreement”), is made and entered into as of this 31st day of December, 2010, by and between United American Petroleum Corp., a Nevada corporation (the “Company”) Ryan Hudson, an individual (“Executive”) and Esquire Consulting, Inc. (the “Escrow Agent”).
RECITALS

A.           The Company has entered into an Agreement and Plan of Merger dated December 31, 2010 among the Company, United American Petroleum Corp., a Nevada corporation (“United”) and the Company’s wholly-owned subsidiary, United PC Acquisition Corp., pursuant to which United PC Acquisition Corp. shall merge with and into United with United surviving, and United shall then merge with and into the Company with the Company surviving (“Merger”);

B.           Pursuant to the Merger, the Executive is the record owner of 7,500,000 shares of the Company’s Common Stock (the “Shares”).

C.           In order to facilitate the Company’s ability to raise capital (“Financing”), the Company and the investor in the Financing have requested that the Executive agree to subject 2,500,000 of his Shares to vesting (the “Reserved Shares”).

D.           In exchange for certain consideration, the receipt and sufficiency of which is hereby acknowledged, Executive desires to enter into this Agreement for the purpose of specifying the terms and conditions relating to the vesting of the Shares.

E.           The Company and Executive has requested that the Escrow Agent hold the Reserved Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants of the parties contained herein, it is hereby agreed as follows:

1.           Appointment of Escrow Agent. The parties hereby agree to appoint Esquire Consulting, Inc.  as Escrow Agent (the “Escrow Agent”), to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.           Establishment of Escrow Account. Upon the execution of this Agreement, the Escrow Agent shall deliver to the Escrow Agent the Reserved Shares, along with a stock power executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer. The Escrow Agent shall hold the Reserved Shares and distribute the same as contemplated by this Agreement.

3.           Forfeiture of Reserved Shares.

(a) The Reserved Shares shall be subject to forfeiture until the occurrence of the milestones set forth below (“Vesting Events”) or the 18-month anniversary of the date of this Agreement (the “Vesting Termination Date”).  The Vesting Events shall be deemed to have occurred if, prior to the Vesting Termination Date, the Company has achieved all of the following milestones:

(i) On or before March 31, 2011, the Company shall increase operations by nine (9) additional wells;

(ii) On or before June 30, 2011, the Company shall purchase one (1) additional project, commence work on such project, and increase operations by nine (9) additional wells;

(iii) On or before September 30, 2011, the Company shall purchase one (1) additional project, commence work on such project, and increase operations by nine (9) additional wells;

(iv) On or before December 31, 2011, the Company shall purchase one (1) additional project, commence work on such project, and increase operations by nine (9) additional wells; and

(v) As of December 31, 2011, the Company shall be operating on a Break Even Cash Flow Basis (as defined below).

In the event that, on or before December 31, 2011, the Company purchases interests in three (3) additional projects, in the aggregate, increases operations by thirty-six (36) additional wells, in the aggregate, and operates on a Break Even Cash Flow Basis then, for purposes of this Agreement, the Company shall be deemed to have achieved all of the milestones set forth in clauses (i) through (iv) of this Section 3(a).

“Break Even Cash Flow Basis” shall mean that cash flow from the operations of the Company (determined in accordance with US GAAP, except as provided herein) shall be greater than or equal to zero.  For purposes hereof, the cash flow determination shall exclude the effect of the following items: (a) any costs, fees or expenses in incurred in connection with the Merger, and (b) non-recurring, non-operating items related to activities outside the ordinary course of business.

Upon the occurence of the Vesting Events, the Reserved Shares shall vest on the filing by the Company on its Annual Report on Form 10-K for the year ended December 31, 2011, prior to the Vesting Termination Date. Upon such date of filing and subject to Section 3(h), the Escrow Agent shall promptly deliver or cause to be delivered to Executive the certificate or certificates representing such Reserved Shares. If the Vesting Event has not occured by the Vesting Termination Date, the Reserved Shares shall be deemed not to have been vested and the Escrow Agent shall promptly deliver or cause to be delivered the certificate or certificates representing such Reserved Shares to the Company and the Reserved Shares shall be cancelled and retired by the Company.

The Reserved Shares shall be automatically forfeited to the Company and cancelled if Executive resigns for any reason or his employment with the Company is terminated for “Cause” on or before the Vesting Termination Date. For purposes of this Agreement, “Cause” as used herein shall have the same meaning as the term “Cause” in the Executive’s Employment Agreement dated October 15, 2010.

In the event of Executive’s death on or before the  Vesting Termination Date, fifty percent (50%) of Reserved Shares shall be no longer be subject to forfeiture and the Escrow Agent shall promptly deliver or cause to be delivered to Executive the certificate or certificates representing such Reserved Shares.

In the event that the Financing provides less than One Hundred Twenty Five Thousand Dollars ($125,000) to the Company per quarter in 2011,  the Reserved Shares shall be no longer be subject to forfeiture and the Escrow Agent shall promptly deliver or cause to be delivered to Executive the certificate or certificates representing such Reserved Shares.

In the event Executive is terminated without Cause on or before the Vesting Termination Date, the Reserved Shares shall be no longer be subject to forfeiture and the Escrow Agent shall promptly deliver or cause to be delivered to Executive the certificate or certificates representing such Reserved Shares.

(b)           The stock certificates representing the Reserved Shares shall be held by the Company. Any shares forfeited to the Company pursuant to Section 3(a) shall be delivered to the Company's transfer agent for cancellation as soon as practicable. Concurrent with the execution of this Agreement, Executive shall execute and deliver to the Company an irrevocable stock power endorsed in blank and such other documentation as the Company shall reasonably require to carry out the purposes of this Section 3.

(c)           Until cancelled by the Company in accordance with the provisions of this Section 3(a), the Reserved Shares shall be held of record by the Executive for all purposes (including federal income tax purposes), and the Executive shall have the full right to vote the Reserved Shares on all matters coming before the stockholders of the Company. For federal and state income tax purposes, any dividends or other distributions with respect to the Reserved Shares shall be income of the Executive.

(d)           Executive understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the fair market value of the Reserved Shares on the date any forfeiture restrictions applicable to the Reserved Shares lapse will be reportable as ordinary income on the lapse date. Executive understands that he may elect under Code Section 83(b) to be taxed at the time the Reserved Shares are received hereunder, based on the fair market value of the Reserved Shares on that date, rather than when and as the Reserved Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of purchase of the Reserved Shares. Executive understands that failure to make this filing within the applicable thirty (30) day period will result in the recognition of ordinary income by Executive as the forfeiture restrictions lapse.

(e)           Any attempt by Executive to sell, exchange, transfer, pledge or otherwise dispose of the Reserved Shares prior to the release of such Reserved Shares pursuant to Section 3(a) shall be null and void and shall have no force or effect.

(f)           Each party shall execute and deliver all such further instruments and documents, and shall perform any and all acts, necessary to give full force and effect to all of the terms of this Section 3.

(g)           In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, all new, substituted or additional securities or other property to which Executive becomes entitled by reason of ownership of the Reserved Shares shall be subject to forfeiture with the same force and effect as the Reserved Shares subject to forfeiture immediately before such event.

(h)           Executive agrees to pay to the Company, at the applicable time, the full amount of withholding taxes payable with respect to the Reserved Shares. If any withholding tax is due at the time the restrictions lapse, no stock certificate will be delivered to Executive until withholding requirements have been satisfied. Pursuant to this Agreement, the Company is authorized to retain and withhold from any payment, such as salary due Executive, the amount of taxes required by any governmental agency to be withheld and paid with respect to the delivery of restricted or unrestricted shares to Executive.

4.           Escrow Agent.

(a)           The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Executive and the Escrow Agent.

(b)           The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

(c)           The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)           The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

(e)           The Company shall pay Two Thousand Dollars ($2,000) to Escrow Agent, which shall represent Escrow Agent’s fees, costs and expenses arising from Escrow Agent’s performance of its obligations, duties and responsibilities pursuant to this Agreement. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent.

(f)           The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving 45 days’ prior written notice to the Company and the Executive. In the event of any such resignation, the Company and the Executive shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

(g)           If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

(h)           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of Los Angeles, State of California, in accordance with the applicable procedure therefor.

(i)           The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

5.           Non-Assignability. This Agreement is entered into in consideration of the personal qualities of Executive and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company.

6.           Notices. Any notice, correspondence or payment required or permitted to be given or made hereunder shall be deemed to have been duly given or made when personally delivered to Executive or to Company, or, if mailed, postage prepaid, registered or certified mail, to Executive at 3101 Bee Caves Road, Centre II, Suite 301, Austin, TX 78746, and to the Company at 3101 Bee Caves Road, Centre II, Suite 301, Austin, TX 78746, Attention: Board of Directors, or at such other address as may be designated in writing by either party to the other, said notice, correspondence and/or payment, if mailed, being deemed to have been duly given as of the date so mailed.

7.           Entire Agreement; Successors and Assigns. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. This Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns.

8.           Severability. In the event that any provision hereof is deemed to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect without being impaired or invalidated in any way.

9.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of laws principles.

10.           Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document.  Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

 [signatures page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Executive:

/s/ Ryan Hudson
Ryan Hudson

Company:

United American Petroleum Corp.

By:           /s/ Michael Carey
 Michael Carey
Its:           Chief Executive Officer

Escrow Agent:

Esquire Consulting, Inc.

By:          /s/ Lan Nguyen
Lan Nguyen
Its:           President